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                                                                   EXHIBIT 10.65

                            STOCK PURCHASE AGREEMENT




THIS AGREEMENT is made and entered into this _____ day of _______________, 1993, by and between RICHARD D. SILVA, whose principal address is 35 Sombrero Boulevard, Marathon, Florida 33050 ("Seller"), and PCG OF THE FLORIDA KEYS, INC., a Nevada corporation, whose principal address is 3366 Riverside Drive, Columbus, Ohio 43221 ("Buyer").

WHEREAS, Seller is the owner of One Hundred (100) shares of common stock of WKKB, Inc., a Nevada corporation, which shares constitute One Hundred Percent (100%) of all the issued and outstanding shares of WKKB, Inc.; and

WHEREAS, Seller has assigned to WKKB, Inc. all of his rights, title and interest in and to that certain construction permit for the radio station WKKB
(FM), and all rights of broadcast and operation incident or appurtenant thereto, and the Federal Communications Commission ("FCC") has approved such assignment and recognizes WKKB, Inc. as the sole owner of said construction permit and broadcast rights appurtenant thereto; and

WHEREAS, Seller is desirous of selling to Buyer, and Buyer is desirous of acquiring from Seller, Forty-Nine (49) shares of the stock of WKKB, Inc. owned by Seller, whereby Buyer will become the owner of Forty-Nine Percent (49%) of all of the issued and outstanding stock of WKKB, Inc.; and

WHEREAS, Seller and Buyer are desirous of entering into a Close Corporation Agreement of WKKB, Inc., whereby they will agree with respect to certain matters involving the organization, structure, capitalization and management of WKKB, Inc.

NOW, THEREFORE, WITNESSETH that in consideration of the mutual promises and covenants hereinafter stipulated, the parties hereto agree as follows:

1. SALE OF STOCK; PAYMENT OF PURCHASE PRICE. Seller hereby agrees to sell, convey, assign, set over and transfer onto Buyer, and Buyer hereby agrees to acquire from Seller, Forty-Nine (49) shares of the common stock of WKKB, Inc. (the "Shares") in exchange for the sum of Twenty Thousand Dollars ($20,000) which sum shall constitute the full and absolute consideration to be paid for the stock acquired hereunder. Such consideration shall be paid in cash by Buyer to Seller at the Closing of this transaction.

2. DELIVERY OF DOCUMENTS, ETC. Seller shall execute a Stock Power in the form attached hereto as Exhibit B transferring his ownership interest in the Shares to Buyer, and shall deliver such Stock Power, together with the share certificate evidencing such Shares, to Buyer upon the Closing hereof. Buyer shall execute the Promissory Note evidencing the Purchase Price being paid for the Shares acquired hereunder, and shall deliver said Promissory Note to Seller upon the Closing hereof.

3. REPRESENTATIONS AND WARRANTIES OF SELLER. As an inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants as follows:

(a) CAPITAL STRUCTURE. The authorized capital stock of WKKB, Inc. consists of One Hundred (100) shares of $0.01 par common stock, of which all One Hundred
(100) shares are issued and outstanding. Other than as described hereinabove, and except for this Agreement, there are no agreements, arrangements, options, warrants or other rights or commitments by or with respect to WKKB, Inc. relating to the issuance, sale, purchase or redemption of any shares of its capital stock.
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(b)   TRANSFER OF CONSTRUCTION PERMIT, ETC.  Seller has fully transferred and assigned to WKKB, Inc. all of Seller's rights, title and interest in and to the FCC construction permit for radio station WKKB (FM), Key Colony Beach, Florida, together will all rights of broadcast and ownership incident or appurtenant thereto, and Seller retains no personal claim of right thereto other than through his stock ownership in WKKB, Inc. Seller will defend WKKB, Inc.'s right to title and ownership of said construction permit and all appurtenances thereto against the claims of all others.

(c) FUNDAMENTAL CHANGES. Seller shall take no action to change the capital stock of WKKB, Inc., whether by stock split, stock dividend, authorization of additional stock, or otherwise, nor shall Seller allow WKKB, Inc., to become a party to any plan of merger, consolidation, business combination or reorganization, without the prior written consent of Buyer.

(d) AUTHORITY. This Agreement, when fully executed, shall constitute a valid, binding agreement of Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or other laws affecting the enforceability of creditors' rights generally and the discretion of the courts in granting equitable remedies. Neither this Agreement, nor the performance of the transactions contemplated herein, shall cause or constitute a violation of any agreement, instrument or document to which Seller or WKKB, Inc. is a party or may be bound, require the approval of any governmental or regulatory authority, or create or terminate the rights of any party against WKKB, Inc.

4. REPRESENTATIONS AND WARRANTIES OF BUYER. As an inducement to Seller to enter into this Agreement, Buyer hereby represents and warrants to Seller as follows:

(a) ORGANIZATION. Buyer is a duly organized and validly existing corporation, in good standing, under the laws of the state of Nevada. Buyer is duly qualified as a foreign corporation in all jurisdictions in which it is so required to qualify in order to conduct business.

(b) AUTHORITY. Buyer has the full power and authority to enter into this Agreement and to consummate all the transactions required to be performed by it hereunder. To the extent required, all shareholders' and directors' resolutions authorizing Buyer to enter into this Agreement and perform the transactions contemplated hereby have been duly executed and delivered. This Agreement, when fully executed and delivered, shall constitute a valid and binding agreement of Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or other laws affecting the enforceability of creditors' rights generally and the discretion of courts in granting equitable remedies. Neither this Agreement nor the performance of the transactions contemplated herein shall constitute or cause a violation of Buyer's Articles of Incorporation, Regulations or By-laws, or of any agreement, instrument or document to which Buyer is a party or may be bound, require the approval of any governmental or regulatory authority, or create or terminate the rights of any party against Buyer.

5. REPRESENTATIONS AND WARRANTIES COMMON TO BUYER AND SELLER. As an inducement to each party to enter into this Agreement and to consummate the transactions contemplated herein, each of the parties hereto hereby represents and warrants to the other party as follows:

(a) BROKERS' OR FINDERS' FEES. Such party has neither entered into any agreement, nor has any understanding or arrangement, with any person or entity which would require or result in the payment of any fee, commission or other form of remuneration or expense whatsoever as a result of any transaction described or otherwise contemplated herein. Each party hereto hereby agrees to fully pay any such costs or fees, and to indemnify and hold harmless each other party hereto against liability therefrom, which may become due and payable by reason of such indemnifying party's arrangement with any broker, finder or other person or entity asserting any claim for such costs and fees.

(b) OMISSIONS. Such party has not made any representation or warranty herein which is false or misleading in any material respect or which omits to state a fact necessary to make such statement not misleading in any material respect.

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(c)   CONTINUING NATURE.  All of the representations and warranties set forth in this Agreement by such party will continue to be true and correct through the Closing hereof.

6. CLOSING. The Closing of this transaction shall take place on before the expiration of fifteen (15) days following execution hereof, at a location mutually agreeable to the parties hereto. No extension of the Closing shall be valid unless it is by written consent executed by both parties hereto.

7. CLOSE CORPORATION AGREEMENT. The parties hereto agree to enter into a Close Corporation Agreement, pursuant to the provisions of Chapter 78A of the Nevada Revised Statutes (and any other similar applicable statutes), by which the parties hereto shall agree to the management, operation and capital structure of WKKB, Inc. The parties hereto further agree that said agreement shall not be changed, altered or amended except by the unanimous agreement of all parties thereto, and said agreement shall not terminate until such time as all but one of the parties thereto shall cease to be a shareholder of WKKB, Inc.

8. INDEMNIFICATION. Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all liabilities, losses, expenses, claims or demands whatsoever arising, resulting, sustained or incurred by Seller in connection with any material violation or breach of Buyer's representations, warranties and covenants, or any other provision, set forth herein, subject to Seller's acts of omission or commission; and Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all liabilities, losses, expenses, claims or demands whatsoever arising, resulting, sustained or incurred by Buyer in connection with any material violation or breach of Seller's representations, warranties and covenants, or any other provision, set forth herein, subject to Buyer's acts of omission or commission. Such indemnification shall include, but shall not be limited to, any and all reasonable attorneys fees, suits, costs and other expenses as may be incurred in defending or prosecuting any action or other proceeding brought in connection with this Agreement and/or this indemnification, including actions for declaratory judgment, seeking release of liability, or otherwise; provided, however, that the amount of any such indemnification shall be limited as prescribed by any court of competent jurisdiction. In the event any claim is asserted against either party hereto which could constitute a material breach or violation of any of the representations, warranties, covenants or other provisions of this Agreement by the other party hereto, or in the event either party hereto is required to commence any action or other proceeding to assert, defend or otherwise establish any of its rights or duties under this Agreement, the party seeking indemnification hereunder shall promptly give written notice of such claim to the other party who shall, within ten (10) days after the receipt of such notice, give the party seeking indemnification written notice of the other party's decision whether or not to defend such claim or to participate in any action or other proceeding brought hereunder. In the event the other party decides not to defend or otherwise participate in any action or other proceeding as described in the preceding sentence, the party seeking indemnification hereunder may proceed without further notice to the other party, and the other party shall nevertheless remain fully liable hereunder. Either party hereto may fully participate contemporaneously with the other party hereto in any such action or other proceeding, at its own expense, without affecting in any way the provisions of this indemnification.


9.    MISCELLANEOUS.

      (a) NOTICES. All necessary notices, demands and requests shall be deemed to have been fully given when deposited in the United States Mail, certified mail with postage prepaid, addressed as follows:

            If to Buyer:                       PCG of the Florida Keys, Inc.
                                               3366 Riverside Drive, Suite 200
                                               Columbus, Ohio  43221
                                               Attn:  John E. Rayl, President

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            With a copy to:                    Charles A. Koenig, Esq.
                                               Koenig & Owen
                                               65 South Fifth Street
                                               Columbus, Ohio 43215

            If to Seller:                      Richard L. Silva
                                               Sombrero Marina
                                               35 Sombrero Boulevard
                                               Marathon, Florida  33050

            With a copy to:                    William D. Silva, Esq.
                                               Blair, Joyce & Silva
                                               1825 K Street, N.W.
                                               Washington, D.C.  20006

      (b) HEADINGS. The paragraph headings contained in this Agreement are for convenience of reference only and do not form a part hereof or in any way modify, interpret or construe the meanings of the parties.

      (c) MODIFICATIONS; WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement.

      (d) PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect.

      (e) CONTROLLING LAW; SITUS. All matters affecting the interpretation of this Agreement an the rights of the parties hereto in relation to this Agreement shall be governed an controlled by the laws of the State of Delaware, and any litigation involving this Agreement shall be instituted, tried and finally determined only in the Courts of the State of Ohio.

      (f) SURVIVAL OF CLOSING AND BINDING EFFECT. It is agreed that all promises, agreements, covenants, warranties and representations of the parties hereto which are contained herein shall survive and continue in full force and effect after the Closing. It is further agreed that every provision of this Agreement shall be binding upon each of the parties and their respective heirs, executors, administrators, successors and assigns.

      (g) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties, and there are no representations, warranties, covenants or undertakings other than those expressly set forth herein.

      (h) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representative on the day and year first set forth above.



                                       ________________________________
                                       Richard D. Silva


                                       PCG Of The Florida Keys, Inc.

                                       By:  ____________________________
                                            President

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